Exhibit 99.(b)(iii)

CONFIDENTIAL

September 24, 2024

Ruckus Energy Holdings, LLC

17503 La Cantera Parkway, Suite 104-603

San Antonio, Texas 78257

Attn: Avi Mirman

Commitment Letter (Loan) – 3rd Extension

Ladies and Gentlemen:

Reference is made to the Commitment Letter issued by us to you on October 30, 2023, of which the validity is extended until October 31, 2024 pursuant to that certain extension letter dated August 14, 2024 (the “Existing LOC”). Capitalized terms used but not defined in this extension letter shall have the meanings assigned to them in the Existing LOC unless otherwise specified herein.

We hereby further extend the validity of the Existing LOC to December 31, 2024 (unless terminated earlier pursuant to the terms of the Existing LOC).

All other terms and conditions set out in the Existing LOC shall remain in full force and effect. For the avoidance of doubt, it is acknowledged and agreed that (a) we issue this extension letter in reliance on that certain extension letter issued by Meritz to us which is attached hereto as Exhibit A, (b) we are issuing this extension letter in its capacity as the asset manager of the Trust Fund and (c) Ruckus may only have recourse to the trust assets of the Trust Fund and in no circumstances will the assets of any other trusts for which we manages as asset manager or our personal assets be available to Ruckus in respect of any claim that arises out of, or in connection with, this extension letter.

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Very truly yours,

AI PARTNERS ASSET MANAGEMENT CO., LTD.,
in its capacity as the asset manager of the Trust Fund

By:	/s/ Andy Shin
Name:	Andy Shin
Title:	CEO

Signature Page to Commitment Extension Letter (Loan)

AGREED AND ACCEPTED

AS OF THE DATE FIRST WRITTEN ABOVE

RUCKUS ENERGY HOLDINGS, LLC

By
Name: Ariella Fuchs
Title: President and GC

Signature Page to Commitment Extension Letter (Loan)

EXHIBIT A

Extension Letter by Meritz

(See attached the Extension Letter by Meritz)

CONFIDENTIAL

September 24, 2024

AI PARTNERS ASSET MANAGEMENT CO., LTD.

15, Daeoh Bldg, 53-1 Yeouinaru-ro

Yeongdeungpo-gu, Seoul 07327, the Republic of Korea

Attn: The Directors

Commitment Letter (Loan) - 3rd Extension

Ladies and Gentlemen:

Reference is made to that certain Commitment Letter issued by us to you on October 30, 2023, of which the validity is extended until October 31, 2024 pursuant to that certain extension letter dated August 14, 2024 (the “Existing LOC”). Capitalized terms used but not defined in this extension letter shall have the meanings assigned to them in the Existing LOC unless otherwise specified herein.

We hereby further extend the validity of the Existing LOC to December 31, 2024 (unless terminated earlier pursuant to the terms of the Existing LOC). All other terms and conditions set out in the Existing LOC shall remain in full force and effect.

This extension letter shall be governed by the laws of the Republic of Korea and the Seoul Central District Court shall have non-exclusive jurisdiction to settle any dispute under this extension letter. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge and agree that Ruckus is an express third party beneficiary of this extension letter and the rights, benefits and remedies conferred thereunder or by reason thereof.

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Very truly yours,

MERITZ SECURITIES CO., LTD.

By:	/s/ Kim, Jong Min
Name:	Kim, Jong Min
Title:	CEO

Signature Page to Commitment Extension Letter (Loan)

AGREED AND ACCEPTED

AS OF THE DATE FIRST WRITTEN ABOVE

AI PARTNERS ASSET MANAGEMENT CO., LTD. (in its capacity as asset manager of the Trust Fund)

By	/s/ Andy Shin
Name: Andy Shin
Title: CEO

Signature Page to Commitment Extension Letter (Loan)